Exhibit 99.1

Blucora Announces Planned Acquisition of HK Financial Services

Transaction expected to strengthen Blucora’s leadership position in tax-optimized wealth management,

with addition of fast-growing, CPA-focused RIA

•	Attractive margin profile with strong revenue and asset growth rate

•	Complementary model that increases addressable market and future growth opportunities

•	Expected to be EPS and Free Cash Flow accretive

IRVING, Texas, January 7, 2020 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of tax-smart financial solutions that empower people’s goals, today announced it has entered into an agreement to acquire privately-held HK Financial Services (HKFS), a CPA-focused, (captive) registered investment advisor (RIA). The combination adds approximately $4.4 billion to Blucora’s total client assets, bringing the total to more than $72 billion, with approximately 42% in advisory assets.

“This transaction further reinforces Blucora’s strategy of delivering tax-advantaged wealth management solutions to advisors and end-clients while maintaining healthy margins and profitable growth,” said John Clendening, President and Chief Executive Officer of Blucora. “We look forward to joining with HK Financial Services to provide more CPA firms, advisors and end-clients with additional capabilities and choice, while providing our Avantax advisors new opportunities for growth, broader solution sets, efficiency and profitability.”

The complementary nature of the transaction is expected to expand Blucora’s established leadership in tax-aware investing and enhance its ability to better service clients and enable better outcomes through four primary drivers:

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Increasing Blucora’s total addressable market by swiftly entering the large, adjacent captive RIA space that has favorable tailwinds and is the fastest growing segment in the wealth management industry, featuring attractive recurring revenues.

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Expanding Blucora’s product offerings enabling it to serve more CPA firms and tax professionals in more ways, expanding the reach of its Tax-Smart Investing software, as well as enabling the company to offer end-to-end retirement plan services for small business clients.

•	Enhancing the company’s revenue growth rate, increasing margins and being accretive to EBITDA, EPS and free cash flow with the addition of a strong growth and profit engine in HKFS.

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Providing multiple avenues for enhancing future growth opportunities by improving asset retention, increasing prospect conversion and offering turn-key retirement plan services to the full Avantax advisor and customer base, all on top of what is a highly scalable HKFS platform.

HKFS’ CPA partner firms are also expected to benefit from the ability to leverage Tax-Smart Investing software to better serve accounts and ultimately increase revenue.

Louie Rosalez, President of HK Financial Services, said, “Blucora embodies our mission to take a holistic approach to serving our clients’ wealth management needs, and is the ideal partner for HKFS. We look forward to working together with them to provide the best products, solution and service to clients.”

Blucora anticipates that HKFS will operate as a third division of Blucora, in addition to Avantax Wealth Management and TaxAct.

Transaction Details

The acquisition is being structured as a stock purchase with a price of $160 million, representing an attractive multiple of approximately 9.3x fully realized synergies on pro-forma 2020 EBITDA of HKFS. As part of the transaction Blucora expects to issue $165 million of add-on term loan fungible with existing debt. The transaction is expected to close by the end of the first quarter of 2020, subject to regulatory approval and customary closing conditions.

Investor Presentation

Blucora posted an investor presentation with an overview of the transaction on its Investor Relations page at www.blucora.com.

Conference Call

The company will hold a conference call for stockholders and analysts today, January 7, 2020, at 8:30a.m. EST. To access the conference call, please dial (973) 200-3360. The conference call will also be webcast simultaneously on our website at www.blucora.com. A replay of the call will also be available following the live webcast. The webcast replay will be available until April 7, 2020.

About Blucora®

Blucora, Inc. (NASDAQ: BCOR) is on the forefront of financial technology, pioneering tax-smart financial solutions that empower people’s goals. Blucora operates in two segments, including wealth management, through its Avantax Wealth Management business (formerly operating under the HD Vest and 1st Global brands), the No. 1 tax-focused broker-dealer, with $67 billion in total client assets as of September 30, 2019, and tax preparation, through its TaxAct business, the No. 3 tax preparation software by market share with approximately 3 million consumer and professional users. With integrated tax and wealth management, Blucora is uniquely positioned to provide better long-term outcomes for customers with holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.

Investor Contact:

Bill Michalek

Blucora Investor Relations

(972) 870-6463

Media Contact:

Dana Taormina

JConnelly

(973) 850-7305

hdvest@jconnelly.com

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain customers; our ability to realize all of the anticipated benefits of the acquisition of 1st Global, as well as our ability to integrate the operations of 1st Global; the availability of financing and our ability to meet our current and future debt service obligations and comply with our debt covenants; our ability to generate strong investment performance for our customers and the impact of the financial markets on our customers’ portfolios; political and economic conditions and events that directly or indirectly impact the wealth management and tax preparation industries; our ability to attract and retain productive financial advisors; our ability to successfully make technology enhancements and introduce new and improve on existing products and services; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; our ability to manage leadership and employee transitions; risks related to goodwill and other intangible asset impairment; our ability to comply with regulations (or interpretations thereof) applicable to the wealth management and tax preparation industries, including increased costs associated with or reductions in revenue resulting from new or changing regulations or interpretations of existing regulations; risks associated with our business being subject to enhanced regulatory scrutiny; our ability to comply with laws and regulations regarding privacy and protection of data; our expectations concerning the benefits that may be derived from our clearing platform and our investment advisory platform; cybersecurity risks; our ability to maintain our relationships with third party partners; the seasonality of our business; litigation risks; our ability to attract and retain qualified employees; our assessments and estimates that determine our effective tax rate; the impact of new or changing tax legislation; our ability to develop, establish and maintain strong brands; our ability to protect our intellectual property; and our ability to effectively integrate other companies or assets that we may acquire.

In addition, there are risks associated with the acquisition of HKFS, such as: our ability to consummate the acquisition, including our ability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals; our ability and HKFS’s ability to fulfill the conditions to the closing of the acquisition on a timely basis or at all; the availability of financing to fund the purchase price for the acquisition; our ability to retain key management and employees of HKFS following the acquisition; post-acquisition revenues being lower than expected, costs being higher than expected, synergies being less than expected or our post-acquisition financial results differing generally from our internal projections; and the risk of an unfavorable reaction to the acquisition by our employees, vendors, suppliers, advisors and clients of our advisors, as well as the other risks and factors included in the Company’s filings with the Securities and Exchange Commission.

A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release, except as may be required by law.